OPPENHEIMER QUEST VALUE FUND, INC.

                             ARTICLES SUPPLEMENTARY



         Oppenheimer Quest Value Fund, Inc., an open-end investment company registered under the Investment Company Act of 1940, as amended, organized as a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


         FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the total number of shares of Common Stock which the Corporation shall be authorized to issue to one hundred and twenty-five million (125,000,000) shares, aggregate par value $125,000,000, each said share having a par value of one dollar ($1.00) per share
 .

         SECOND: Prior to the date hereof, the charter of the Corporation provided in Article FIFTH, Paragraph 5.1.1 thereof, that the total number of shares of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock, aggregate par value $100,000,000, with each said share having a par value of one dollar ($1.00) per share. As increased, the total number of shares of stock which the Corporation has authority to issue is one hundred and twenty-five million (125,000,000) shares of capital stock, aggregate par value $125,000,000, with each said share having a par value of one dollar ($1.00) per share. The aggregate par value of all shares is $100,000,000 before the increase and $125,000,000 as increased.

         THIRD: As a result of these Articles Supplementary, the authorized capital stock of the Corporation shall be 125,000,000 shares which has previously been divided into four classes of common stock, designated "Class A," "Class B," "Class C" and "Class Y". After giving effect to the increase effected hereby, each class shall consist until further changed, of the lesser of (x) 125,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock less the total number of shares of all other classes of Common Stock then issued and outstanding.

         FOURTH: These Articles Supplementary of the Corporation have been duly authorized and approved by the Board of Directors of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, Oppenheimer Quest Value Fund, Inc. has caused these presents to be executed by its Secretary and witnessed by its Assistant Secretary on this ___ day of August, 1999.

WITNESS:                                      OPPENHEIMER QUEST VALUE FUND, INC.



By: /s/ Robert G. Zack                         By:  /s/ Andrew J. Donohue
Robert G. Zack, Assistant Secretary           Andrew J. Donohue, Secretary

         THE UNDERSIGNED, Secretary of Oppenheimer Quest Value Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                    By:    /s/ Andrew J. Donohue
                                                    Andrew J. Donohue, Secretary

Orgzn/QUESTsupp.899

                       OPPENHEIMER QUEST VALUE FUND, INC.

                             ARTICLES SUPPLEMENTARY


             OPPENHEIMER QUEST VALUE FUND, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the "1940 Act").

             SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH, Section 5.1.1 of the Charter of the Corporation, the Board of Directors (a) has duly classified shares of common stock (par value $1.00 per share) of the Corporation into an additional class of common stock (par value $1.00 per share) of the Corporation known as "Class N shares" and has provided for the issuance of such class and (b), as reflected in the change to the formula used to calculate the number of shares of each class of common stock (par value $1.00 per share) that the Corporation has authority to issue, has increased the number of shares that may be issued as Class A shares (par value $1.00 per share), Class B shares (par value $1.00 per share), Class C shares (par value $1.00 per share), and Class Y shares (par value $1.00 per share).

             THIRD: The terms of the Class N shares (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as established by the Board of Directors are as set forth in Article FIFTH of the Charter of the Corporation for all other classes of common stock (par value $1.00 per share) of the Corporation, subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

             FOURTH: As of immediately before the reclassification:

                     (a) The total  number  of  shares  of stock of all  classes which the Corporation has authority to issue is 125,000,000 shares of capital stock (par value $1.00 per share), all of which are currently classified as Common Stock (par value $1.00 per share), consisting of four classes of shares designated as Class A shares (par value $1.00 per share), Class B shares (par value $1.00 per share), Class C shares (par value $1.00 per share), and Class Y shares (par value $1.00 per share), each class consisting, until further changed, of the lesser of (x) 125,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock (par value $1.00 per share) less the total number of shares of all other classes of Common Stock (par value $1.00 per share) then issued and outstanding.

                     (b) The aggregate par value of all shares of stock of the Corporation having a par value is $125,000,000.

             FIFTH:  As reclassified:

                     (a) The total  number  of  shares  of stock of all  classes which the Corporation has authority to issue is 125,000,000 shares of capital stock (par value $1.00 per share), all of which are currently classified as Common Stock (par value $1.00 per share), consisting of five classes of shares designated as Class A shares (par value $1.00 per share), Class B shares (par value $1.00 per share), Class C shares (par value $1.00 per share), Class N shares (par value $1.00 per share), and Class Y shares (par value $1.00 per share), each class consisting, until further changed, of the lesser of (x) 125,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock (par value $1.00 per share) less the total number of shares of all other classes of Common Stock (par value $1.00 per share) then issued and outstanding.

                     (b) The aggregate par value of all shares of stock of the Corporation having a par value is $125,000,000.

IN WITNESS WHEREOF, OPPENHEIMER QUEST VALUE FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 5, 2001.

WITNESS:                                      OPPENHEIMER QUEST VALUE FUND, INC.




/s/Andrew J. Donohue                                /s/ O. Leonard Darling
Andrew J. Donohue, Secretary                  O. Leonard Darling, Vice President


             THE UNDERSIGNED, Vice President of OPPENHEIMER QUEST VALUE FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                             /s/ O. Leonard Darling
                                             O. Leonard Darling, Vice President


Orgzn/225articlessupplementary.doc